Exhibit 99.1


                ITEX CORPORATION ANNOUNCES THIRD QUARTER RESULTS

                   Fifth Consecutive Quarter of Profitability

Sacramento - CA - May 16, 2003 - ITEX Corporation, (OTCBB: ITEX) a leading business services and trading company, today announced the operating results for its third fiscal quarter ending April 30, 2003.

Fifth Consecutive Quarter of Profitability
------------------------------------------

This fiscal quarter marks the fifth consecutive quarter of profitability for ITEX Corporation following the successful implementation of the corporate restructuring initiated in November, 2001.

Third Quarter Results
---------------------

For the quarter ending April 30, 2003, the Company generated net income of $102,000 compared to a net income of $185,000 for the same period last year.

ITEX Corporation Operational Highlights:

- Revenues reported from ITEX franchising efforts were $15,000 during this fiscal quarter.

- During the quarter, we invested $25,000 in expenses related to legal, professional and licensing fees for franchising. In addition, we invested $49,000 in expenses related to marketing, sales and other costs to support the growing franchise portion of our business.

- During the past nine months, we have made significant strides toward strengthening our balance sheet. As of July 31, 2002 our accounts payable balance totaled $435,000 compared to $211,000 as of April 30, 2003, a decrease of $224,000. In addition, we've decreased our accrued audit and legal fees by $289,000 and other current liabilities by $165,000 during the past three quarters.

- Cash collections have improved significantly through the implementation of initiatives such as internal and external collections efforts and improved customer service. In the US and Canada, our collection rates have increased from the first nine months of fiscal 2002 to the same period in 2003. The improvement in collections has allowed us to fund current operations, invest heavily in our franchise model and pay off significant amounts of current debt during the past nine months.

"Our third quarter reflects the continuing improvement in the overall performance of ITEX Corporation," said Lewis "Spike" Humer, ITEX President and Chief Executive Officer. "We have invested significant efforts in the areas of franchising, technology, customer service, and broker support, anticipating a return on investment in future quarters as we work to increase top-line revenues. Throughout the first three quarters of fiscal 2003, we have allocated time and resources toward personnel and infrastructure enhancements to ensure our progress is immediate and sustainable. Now we intend to place our focus and our primary efforts upon growth, economies of scale, and absorbing our fixed costs over larger revenues."

"Next week, we are hosting our twenty-first annual ITEX Broker Convention in Florida. We're excited about the event and will be unveiling a variety of initiatives aimed at increasing our revenues and expanding our trade exchange."

Humer outlined the following as part of those initiatives:

-    Launch of the ITEX Trade Exchange Online Auction
-    Implementation of a referral program for new ITEX Franchise Brokers
-    Rollout of web-based training and support programs for ITEX Brokers
- Placement of an online learning center and library for the ITEX Broker Success System (ITEX B.O.S.S.)
- Incorporation of an ITEX Member Rewards program designed to increase new member enrollment
-    Formation of a centralized ITEX Trade Exchange telesales operation
- Expanded utilization of various customer relationship and contact management programs
-    Execution of a co-op advertising program for ITEX Broker offices

Humer went on to say, "Our restructuring model implemented in 2002 was designed in part to make an immediate and necessary impact to ensure our short-term viability. Concurrently, during the turnaround, we worked to design an organization built for controlled and scalable growth. ITEX Corporation is now in an improved position to support more brokers, members, and transactions within our trade exchange and to do it more efficiently and effectively."

"While we are pleased with another quarterly profit, I believe our performance in the upcoming fiscal year will best be judged by our ability to expand top-line revenues, supported by consistent bottom-line profits. In the last eighteen months, the vast majority of our efforts have been directed toward stability and our initiatives funded by operations. While I believe we have invested wisely in order to balance short-term needs with mid-term opportunities, we now seek to generate growth in revenues and in our trade exchange-- whether organic or by acquisition."

                                ITEX CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                      April 30,  July 31,
                                                        2003      2002
                                                     (unaudited)
                                                     ----------- --------
                      ASSETS

Current assets                                           1,478  1,190

Long-term assets                                         1,114  1,517
                                                       ------- ------

Total assets                                             2,592  2,707
                                                       ======= ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                      2,122  2,518

Long-term liabilities                                      105    149

Stockholders' equity                                       365     40
                                                       ------- ------

Total liabilities and stockholders' equity               2,592  2,707
                                                       ======= ======


                                ITEX CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             FOR THE QUARTERS ENDED
                             APRIL 30, 2003 AND 2002
                                 (In thousands)

                                                    Three Months Ended
                                                         April 30,
                                                    2003         2002
                                                 (unaudited)  (unaudited)

Trade exchange revenue                             2,711        2,722

Cost and expenses:
Costs of trade exchange revenue                    1,661        1,417
Selling, general and administrative                  833          964
Cost of regulatory and litigation matters             31           20
Depreciation and amortization                        139          166
Proxy costs                                            2            -
                                                --------     --------
                                                   2,666        2,567

Income from operations                                45          155

Miscellaneous, net                                    57           30

                                                --------     --------
Net income                                           102          185
                                                ========     ========

About ITEX:

Founded in 1982, ITEX Corporation (http://www.itex.com) is a business services and trading company with domestic and international operations. ITEX has established itself as the leader among the roughly 450 trade exchanges in North America by facilitating barter transactions between member businesses of its Retail Trade Exchange. At the retail, corporate and international levels, modern barter business enjoys expanding sophistication, credibility, and acceptance. ITEX helps its member businesses improve sales and liquidity, reduce cash expenses, open new markets and utilize the full business capacity of their enterprises by providing an alternative channel of distribution through a network of five company offices and more than ninety licensees worldwide.

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; the effect of international, national, and regional economic conditions; our ability to satisfy our debt obligations; the availability of adequate working capital; the effect of competitive barter exchanges; changes in legislation; demographic changes, our ability to attract and retain qualified personnel; changes in our business strategy or development plans; business disruptions; and changes in the demand for goods and services offered by members of our trade exchange. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of May 16, 2003, and ITEX undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.


ITEX Contact:

Lewis "Spike" Humer at 916.679.1222 or e-mail at  spike.humer@itex.com